UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                          August 13, 2007

SIGN MEDIA SYSTEMS, INC.
(Exact name of registrant as specified in its in its charter)

Florida                                            0-50742                            02-0555904
(State or other jurisdiction                                                                        (Commission                                                          (IRS Employer
of incorporation)                                                                              File Number)                                                        Identification No.)

2100 19th Street, Sarasota, FL                                                                                                        34234
(Address of principal executive offices)                                                                                                   (Zip Code)

Issuer’s telephone number including Area Code                                                      (941) 330-0336

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

a.           All of the securities sold were the Company’s Common Stock, no par value.  The amount of securities sold was 235,294 of the Company’s Common Stock.  The dates of such sales were July 21, 2007, July 23, 2007, July 31, 2007 and August 13, 2007.

b.           The Company did not use any underwriters.  The class of persons to the Company sold securities was “Accredited Investors” only as that term is defined in Reg. 230.506 and Reg. 230.501 as set forth in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

c.           All of the securities were sold for cash the total offering price for which was $235,294.  There were no underwriting discounts or commissions paid in connection herewith.

d.           The Company claims exemption from registration of these securities pursuant to Section4(2) of the Securities Act of 1933 and Reg. 230.506 as set forth in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933.  All of the sales reported herewith were made in a private placement pursuant to and Reg. 230.506 as set forth in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 and were made only Accredited Investors as that term is defined in Reg. 230.506 and Reg. 132.501 as set forth in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

After reasonable inquiry, the Company reasonably believed that all reported subscribers who were natural persons had either had a net worth, or joint net worth with that person’s spouse, at the time of purchase that exceeded $1,000,000 or had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and had a reasonable expectation of reaching the same income level in the year of sale and purchase or both.  After reasonable inquiry, the Company reasonably believes that all reported subscribers that were entities that were not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000, or that each equity investor in such entities were natural person that either had a net worth, or joint net worth with that person’s spouse, at the time of purchase that exceeded $1,000,000 or had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and had a reasonable expectation of reaching the same income level in the year of sale and purchase or both.

None of the offers or sales to these subscribers involved any form of general solicitation or general advertising.  Prior to each sale, each of these subscribers was afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information we possessed or could acquire without unreasonable effort or expense to verify the accuracy of the information provided them.  The Company took reasonable care to insure that the shares of stock sold to these subscribers could not be resold without registration under the Securities Act of 1933 or an exemption there from, and that these subscribers were not underwriters under that Securities Act of 1933, and in connection there with:  (a) made reasonable inquiry to insure that these subscribers were acquiring the shares of stock for themselves and not for any other persons; (b) provided written disclosure to each subscribers that the shares of stock had not been registered under the Securities Act of 1933 and therefore could not be resold unless registered under the Securities Act of 1933 or unless an exemption from registration is available; and (c) placed a restrictive legend on the shares of stock stating that they had not been registered under the act and setting forth restrictions on their transferability and sale.  Finally, the Company made reasonable inquiry to insure that each of these subscribers had such knowledge and experience in financial and business matters that each subscriber was capable of evaluating the merits and risks of investment in the shares of stock and of making an informed investment decision with respect thereto or had consulted with advisors who possess such knowledge and experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date:  August 15, 2007                                                                        SIGN MEDIA SYSTEMS, INC.

By:  s/s Antonio F. Uccello, III
                                                                                                                       Antonio F. Uccello, III, President
                                                                                                                       and Chief Executive Officer